                                                                    Exhibit 23.2

        [LETTERHEAD OF BARNARD, COMBS, POTTS & RHYNE, PA APPEARS HERE]

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated February 12, 1998, with respect to the financial statements of Copy Service and Supply, Inc. included in the Registration Statement (Form S-1) and related Prospectus of Global Imaging Systems, Inc. for the registration of its common stock.

                                        /s/ Barnard, Combs, Potts & Rhyne, PA
                                        Barnard, Combs, Potts & Rhyne, PA


Statesville, North Carolina
March 16, 1998